Exhibit 10.26

EXELIXIS, INC.

2012 CASH COMPENSATION FOR NON-EMPLOYEE DIRECTORS

Board of Directors	Retainer Fee	$20,000
	Additional Chair Retainer Fee	$30,000
	Regular Meeting Fee	$2,500
	Special Meeting Fee*	$1,000
Audit Committee	Retainer Fee	$6,000
	Additional Chair Retainer Fee	$15,000
	Meeting Fee**	$1,000
Compensation Committee	Retainer Fee	$5,000
	Additional Chair Retainer Fee	$10,000
	Meeting Fee**	$1,000
Nominating & Corporate Governance Committee	Retainer Fee	$5,000
	Additional Chair Retainer Fee	$10,000
	Meeting Fee**	$1,000
Research & Development Committee	Retainer Fee	$10,000
	Additional Chair Retainer Fee	$10,000
	Meeting Fee**	$5,000

*	Meeting at which minutes are generated.
**	In-person meeting or teleconference at which minutes are generated.

EXELIXIS, INC.

2012 EQUITY COMPENSATION FOR NON-EMPLOYEE DIRECTORS

Board of Directors	Initial Option Grant*	Number of Options	25,000
	Annual Option Grant	Number of Options	15,000

*	For new directors only.